UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

Towerstream Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Hammarlund Way – Tech 3 Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

On October 24, 2018, Towerstream Corporation (the “Company”) and its subsidiaries Towerstream I Inc., Hetnets Tower Corporation, Omega Communications Corporation, Alpha Communications Corporation and Towerstream Houston, Inc. entered into a Third Amendment (the “Amendment”) to the Second Amended and Restated Forbearance to Loan Agreement (the “Forbearance Agreement”) with Melody Business Finance LLC (“Melody”) and the majority lenders under the loan agreement (the “Loan Agreement”) entered into on October 16, 2014 by and among the Company, certain of its subsidiaries, Melody and the lenders party thereto.

Pursuant to the Amendment, the parties determined, among other things, to extend the compliance period for certain covenants in the Forbearance Agreement to November 15, 2018 from April 15, 2018 and to eliminate the Sale Milestone dates from the Forbearance Agreement. In addition, obligations under the Loan Agreement for interest payments for the quarter ended September 30, 2018 were revised to provide that interest may be paid in cash or treated as PIK interest, to be added to the outstanding loan balance due, at the discretion of the Company.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Third Amendment to Second Amended and Restated Forbearance to Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: October 25, 2018	By:	/s/ Ernest Ortega
Ernest Ortega
Chief Executive Officer